Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

ARI REPORTS SECOND QUARTER RESULTS

Milwaukee, Wis., March 17, 2008 – ARI (OTCBB:ARIS), a leading provider of technology-enabled business solutions for equipment dealers, distributors and manufacturers, today reported results for the second fiscal quarter ended January 31, 2008.

Second Quarter Fiscal 2008 Highlights

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Revenues increased 14% to $4.2 million for the second quarter of fiscal 2008, from $3.7 million for the same period in the prior year.

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Operating income increased 37% to $357,000 for the second quarter of fiscal 2008, compared to operating income of $261,000 for the second quarter of fiscal 2007.

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Net income increased 35% to $335,000 or $0.05 per diluted share for the second quarter of fiscal 2008, compared to net income of $248,000 or $0.04 per diluted share for the comparable prior period.

First Half Fiscal 2008 Highlights

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Revenues increased 17% to $8.4 million for the first half of fiscal 2008, from $7.2 million for the first half of fiscal 2007.

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Operating income increased 29% to $630,000 for the first half of fiscal 2008, compared to operating income of $490,000 for the same period in the prior year.

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Net income increased 23% to $578,000 or $0.08 per diluted share for the first half of fiscal 2008, compared to net income of $473,000 or $0.07 per diluted share for the same period in fiscal 2007.

Operations Review

“We continued to build momentum in the second quarter, with increased revenues, operating income and net income.  The improvement was due to the continued growth of our marketing services business, offset slightly by a decline in the catalog business.  The lower catalog sales reflect the lack of overall growth in the shared dealer segment of the worldwide electronic parts catalog market,” said Brian E. Dearing, chairman and chief executive officer.

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ARI Reports Second Quarter Results

“Our marketing services business is very robust.  Website penetration has doubled over the past year, due to the combination of organic growth and the acquisition of OC-Net in January 2007.  As our results indicate, the OC-Net acquisition was a great move that enabled us to improve our website offering and expand our sales to a broader base of customers,” said Dearing.

He noted that during the second quarter, the company made the final $203,000 principal and interest payment on the $4.4 million debt which was restructured in April 2003, further improving the balance sheet.  All of the company’s remaining non-trade debt is related to the OC-Net acquisition.

For additional commentary and detail, please reference ARI’s quarterly report on Form 10-Q SB for the second quarter ended January 31, 2008, which has been filed with the SEC as of today.

About ARI

ARI is a leading provider of electronic parts catalogs and marketing services to dealers, distributors and manufacturers in the manufactured equipment markets. ARI currently serves 76 manufacturers, 155 distributors worldwide and provides CD-ROM catalogs to more than 22,000 dealers, as well as internet catalogs to many additional dealers in about a dozen segments of the worldwide equipment market including outdoor power, power sports, motorcycles, ag equipment, marine, recreation vehicles, floor maintenance, auto and truck parts after-market and construction.  For more information on ARI, visit our website www.arinet.com.

Second Quarter Earnings Conference Call

ARI’s Second Quarter Conference Call is scheduled for Monday, March 17, 2008 at 3:30 p.m. Central Time/4:30 p.m. Eastern Time.  If you would like to participate, please pre-register at https://www.myrcplus.com/rsvp-index.asp?BWebID=&CID=4962790.  At that time you will be provided with the numbers to use to join the conference call.  A replay of ARI’s conference call, as well as notes and financial information presented in the call, will also be available on ARI’s website, www.arinet.com, after 6:00 p.m. Central Time on Tuesday, March 18, 2008.  Click on the “Investor Relations” tab to access the information.

Statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described under "Forward Looking Statements Disclosure" in Exhibit 99.1 of the Company’s annual report on Form 10-KSB for fiscal year ended July 31, 2007 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:

Nancy Krajcir-Bennett

ARI

Tel: (414) 973-4380

Fax: (414) 973-4357

Email: krajcir@arinet.com

ARI Network Services, Inc.
Statements of Operations
(In thousands, except per share data)
Unaudited

	Three months ended		Six months ended
	January 31		January 31
	2008	2007	2008	2007
Net revenues:
Subscriptions, support and other services fees	$ 2,977	$ 2,754	$ 5,957	$ 5,417
Software licenses and renewals	508	575	1,049	1,118
Professional services	737	362	1,440	659
	4,222	3,691	8,446	7,194
Cost of products and services sold:
Subscriptions, support and other services fees	310	334	594	606
Software licenses and renewals *	196	206	398	402
Professional services	274	44	535	122
	780	584	1,527	1,130
Gross Margin	3,442	3,107	6,919	6,064
Operating expenses:
Depreciation and amortization (exclusive of amortization
of software products included in cost of products
and services sold)	186	110	381	216
Customer operations and support	256	276	536	544
Selling, general and administrative	2,304	2,101	4,684	4,086
Software development and technical support	339	359	688	728
Net operating expenses	3,085	2,846	6,289	5,574
Operating income (loss)	357	261	630	490
Other income (expense)
Interest expense	(26)	(32)	(61)	(70)
Other, net	(1)	27	10	61
Total other expense	(27)	(5)	(51)	(9)
Income (loss) before provision for income taxes	330	256	579	481
Income tax benefit (provision)	5	(8)	(1)	(8)
Net income (loss)	$ 335	$ 248	$ 578	$ 473

Average common shares outstanding:
Basic	6,656	6,304	6,645	6,257
Diluted	7,000	6,707	6,989	6,660
Basic and diluted net income (loss) per share:
Basic	$0.05	$0.04	$0.09	$0.08
Diluted	$0.05	$0.04	$0.08	$0.07

*	includes amortization of software products of $187, $198, $381 and $385, respectively and excludes other depreciation and amortization, which is shown separately

ARI Network Services, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)
Unaudited

	January 31	July 31
ASSETS	2008	2007
Current Assets:
Cash and cash equivalents	$ 761	$ 1,050
Trade receivables, less allowance for doubtful accounts of $162 and
$148 at January 31, 2008 and July 31,2007, respectively	989	1,302
Work in Process	238	223
Prepaid expenses and other	253	291
Current portion of deferred income taxes	555	555
Total Current Assets	2,796	3,421
Equipment and leasehold improvements:
Computer equipment	5,356	5,324
Leasehold improvements	128	128
Furniture and equipment	2,790	2,749
	8,274	8,201
Less accumulated depreciation and amortization	7,267	6,991
Net equipment and leasehold improvements	1,007	1,210

Long term portion of deferred income taxes	1,539	1,539
Goodwill	1,079	1,079
Other assets	952	1,072

Capitalized software product costs	12,649	12,455
Less accumulated amortization	11,230	10,849
Net capitalized software product costs	1,419	1,606

Total Assets	$ 8,792	$ 9,927

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	$ 483	$ 1,023
Accounts payable	208	703
Deferred revenue	4,834	5,619
Accrued payroll and related liabilities	910	962
Accrued sales, use and income taxes	44	28
Accrued vendor specific liabilities	190	175
Other accrued liabilities	283	124
Current portion of capital lease obligations	8	8
Total Current Liabilities	6,960	8,642

Long term liabilities:
Notes payable (net of discount)	369	479
Long term payroll related	77	55
Capital lease obligations	3	5
Other long term liabilities	17	28
Total Long Term Liabilities	466	567

Shareholders' equity
Cumulative preferred stock, par value $.001 per share,
1,000,000 shares authorized; 0 shares issued and outstanding
at January 31, 2008 and July 31, 2007	-	-
Common stock, par value $.001 per share, 25,000,000 shares
authorized; 6,659,427 and 6,623,605 shares issued and outstanding
at January 31, 2008 and July 31, 2007, respectively	7	7
Common stock warrants and options	241	195
Additional paid-in-capital	94,679	94,627
Accumulated deficit	(93,513)	(94,091)
Other accumulated comprehensive income	(48)	(20)
Total Shareholders' Equity	1,366	718

Total Liabilities and Shareholders' Equity	$ 8,792	$ 9,927

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(In thousands)
Unaudited
	Three months ended		Six months ended
	January 31		January 31
	2008	2007	2008	2007
Operating activities
Net income (loss)	$ 335	$ 248	$ 578	$ 473
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Amortization of capitalized software products	187	198	381	385
Amortization of deferred financing costs, debt discount and
excess carrying value over face amount of notes payable	10	(22)	18	(33)
Depreciation and other amortization	207	110	402	216
Stock based compensation related to stock options	37	42	46	68
Stock issued as contribution to 401(k) plan	-	-	37	42
Net change in receivables, prepaid expenses and other short term assets	(378)	(792)	293	(485)
Net change in accounts payable, deferred revenue, accrued
liabilities and long term liabilities	(344)	328	(1,141)	(388)
Net cash provided by operating activities	54	112	614	278

Investing activities
Purchase of equipment and leasehold improvements	(18)	(158)	(61)	(292)
Purchase of assets related to acquisitions	-	(1,081)	-	(1,081)
Software product costs capitalized	(108)	(103)	(194)	(181)
Net cash used in investing activities	(126)	(1,342)	(255)	(1,554)

Financing activities
Payments under notes payable	(259)	(350)	(668)	(700)
Payments of capital lease obligations	(1)	-	(2)	-
Proceeds from issuance of common stock	15	28	15	31
Net cash used in financing activities	(245)	(322)	(655)	(669)

Effect of foreign currency exchange rate changes on cash	3	-	7	-
Net increase (decrease) in cash	(314)	(1,552)	(289)	(1,945)
Cash at beginning of period	1,075	3,191	1,050	3,584
Cash at end of period	$ 761	$ 1,639	$ 761	$ 1,639

Cash paid for interest	$ 25	$ 41	$ 74	$ 92
Cash paid for income taxes	$ -	$ -	$ 10	$ 14

Noncash investing and financing activities

Redemption of common stock in connection with exercise of stock options	$ -	$ -	$ -	$ -
Issuance of common stock in connection with acquisitions	-	707	-	707
Debt issued in connection with acquisitions	-	1,060	-	1,060
Capital leases acquired in connection with acquisitions	-	37	-	37
Accrued legal fees related to acquisitions	-	50	-	50
Tax benefit of stock options exercised	-	-	-	-
Stock based compensation related to stock options	37	42	46	68

Revenue by Location and Service
(In Thousands)

	Three months ended			Six months ended
	January 31		Percent	January 31		Percent
	2008	2007	Change	2008	2007	Change

North American
Catalog subscriptions	$ 2,527	$ 2,625	(4%)	$ 5,119	$ 5,208	(2%)
Catalog professional services	320	312	2%	609	594	2%
Marketing services	581	294	97%	1,117	511	118%
Marketing professional services	419	0	100%	828	-	100%
Dealer & distributor communications	152	149	2%	315	347	(9%)
Subtotal	3,999	3,381	18%	7,988	6,661	20%

Rest of the World
Catalog subscriptions	220	267	(18%)	455	470	(3%)
Catalog professional services	3	44	(93%)	3	64	(95%)
Subtotal	223	311	(28%)	458	534	(14%)

Total Revenue
Catalog subscriptions	2,747	2,892	(5%)	5,574	5,678	(2%)
Catalog professional services	323	356	(9%)	612	658	(7%)
Marketing services	581	294	97%	1,117	511	118%
Marketing professional services	419	0	100%	828	-	100%
Dealer & distributor communications	152	149	2%	315	347	(9%)
Total	$ 4,222	$ 3,691	14%	$ 8,446	$ 7,194	17%